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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


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                                      FORM 8-K

                                   Current Report


                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



    Date of the Report (date of earliest event reported) :    December 31, 1998



                              THE KROLL-O'GARA COMPANY
               (Exact name of registrant as specified in its charter)



               Ohio                     000-21629              31-1470817
 (State or other jurisdiction of       (Commission          (I.R.S. Employer
          Incorporation)              file number)         Identification No.)




                                 9113 LeSaint Drive
                               Fairfield, Ohio 45014
                                   (513) 874-2112

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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                       INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Current Report.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On December 31, 1998, The Kroll-O'Gara Company (the "Company") completed the acquisition of all of the outstanding capital stock of Securify Inc. ("Securify") of Mountain View, California. Securify is engaged in the business of providing comprehensive security services in the areas of e-commerce and business and government applications. Such services include network and system security review and repair, product evaluation, development and implementation of security policies, system architecture and information security training. Securify is a consulting firm that is technology and vendor neutral. It leverages a comprehensive understanding of the security of technologies and products to deploy them to meet the requirements of its customers. The transaction is expected to be dilutive to the Company's earnings in 1998 and 1999, but should be accretive to the Company beginning in 2000.

     In the transaction, a wholly owned subsidiary of the Company was merged into Securify, resulting in Securify becoming a wholly owned subsidiary of the Company. All of the outstanding stock of Securify was converted to shares of Kroll-O'Gara Common Stock at the rate of .110793 for Series A Preferred, .118273 for Series B Preferred, and .0955252 for Securify Common Stock. In total, the Company issued 1,430,936 shares of Common Stock, valued at approximately $52.7 million, or $36.85 per share. In addition, outstanding employee stock options of Securify were converted at the same ratio as Securify Common Stock into options to purchase 179,877 shares of Kroll-O'Gara Common Stock. The transaction is expected to qualify for "pooling of interests" accounting treatment under generally accepted accounting principles.

     The amount of consideration paid was determined by arms-length negotiations between the Company and Securify. There was no prior material relationship between Securify and the Company or any of the Company's affiliates, directors or officers, or any associate of such directors or officers. The Company intends to continue to devote the assets acquired to Securify's existing businesses.

     Certain of the statements set forth above are forward-looking statements within the meaning of the federal securities laws. Such statements are based upon management's estimates, assumptions, and projections and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

ITEM 5.        OTHER INFORMATION.

     On December 31, 1998 the Company also acquired, through merger, all of the capital stock of Schiff & Associates, Inc. ("Schiff") of Austin, Texas, in exchange for 169,521 shares of Kroll-O'Gara Common Stock. This transaction is also anticipated to qualify for "pooling of interests" accounting treatment under generally accepted accounting principles.

     Schiff provides integrated security consulting and engineering solutions to corporations, governments, architects, owners, and developers for projects in North America, Europe and Asia. For the nine months ended September 30, 1998, Schiff reported unaudited total revenues of approximately $3.5 million and pretax income of approximately $600,000.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          In accordance with Item 7(a)(4), the financial statements of Securify will be filed no later than 60 days after January 15, 1999.

     (b)  Pro Forma Financial Information


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          In accordance with Item 7(b), required financial statements will be filed no later than 60 days after January 15, 1999.

     (c)  Exhibits

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               NUMBER                             DESCRIPTION
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
                10.1                  Agreement and Plan of Merger Dated
                                   December 31, 1998, among The Kroll-O'Gara
                                  Company, TKOG Delaware, Inc., and Securify
                                        Inc., a California corporation
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


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:     JANUARY 15, 1998              THE KROLL-O'GARA COMPANY



                                        By   /s/Nicholas P. Carpinello
                                             -----------------------------------
                                             Nicholas P. Carpinello
                                             Controller and Treasurer




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